UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 11, 2023

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	OI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.    REGULATION FD DISCLOSURE.

Offering of Dollar Notes

On May 11, 2023, O-I Glass, Inc. (the “Company”) issued a press release (the “Notes Press Release”) announcing that Owens-Brockway Glass Container Inc. (“OBGC”), an indirect wholly owned subsidiary of the Company, intends to offer, subject to market and other conditions, in a private offering (the “OBGC Offering”) $500 million aggregate principal amount of senior notes due 2031 (the “Dollar Notes”), to be guaranteed on a joint and several basis by Owens-Illinois Group, Inc. (“OI Group”) and certain U.S. domestic subsidiaries of OI Group that are guarantors under OI Group’s credit agreement. A copy of the Notes Press Release is furnished as Exhibit 99.1 to this Current Report.

The Dollar Notes will be issued pursuant to an indenture that will contain covenants which, among other things, restrict the ability of OI Group and its subsidiaries to incur liens, engage in certain sale and leaseback transactions and consolidate, merge or sell all or substantially all of OI Group’s assets.

OBGC expects to use the net proceeds from the OBGC Offering to purchase any and all of OBGC’s $250 million aggregate principal amount of outstanding 5.875% Senior Notes due 2023 (the “2023 Notes”) pursuant to the 2023 Notes Tender Offer (as defined below). Any remaining net proceeds received from the OBGC Offering, after giving effect to the use of net proceeds from the OBGC Offering to fund the 2023 Notes Tender Offer, if any, and net proceeds received from the concurrent OIEG Offering (as defined below), together with cash on hand, to purchase any and all of the outstanding 2024 Notes (as defined below) tendered in the 2024 Notes Tender Offer (as defined below). Any net proceeds received from the OBGC Offering not used to fund the Tender Offers (as defined below) may be used for general corporate purposes or to fund one or more tender offers, satisfaction and discharges and/or redemptions or open market repurchases for one or more series of outstanding senior notes of OBGC and/or OIEG. In addition, OBGC intends to allocate an amount equal to the net proceeds received from the OBGC Offering to finance and/or refinance new and/or existing eligible green projects.

The Dollar Notes and the guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Unless so registered, the Dollar Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the Dollar Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

Offering of Euro Notes

On May 11, 2023, the Company also announced in the Notes Press Release that OI European Group B.V. (“OIEG”), an indirect wholly owned subsidiary of the Company, intends to offer, subject to market and other conditions, in a private offering (the “OIEG Offering”) €500 million aggregate principal amount of senior notes due 2028 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”), to be guaranteed on a joint and several basis by OI Group, OBGC and certain of OI Group’s U.S. domestic subsidiaries that are guarantors under OI Group’s credit agreement.

The Euro Notes will be issued pursuant to an indenture that will contain covenants which, among other things, restrict the ability of OI Group and its subsidiaries to incur liens, engage in certain sale and leaseback transactions and consolidate, merge or sell all or substantially all of OI Group’s assets.

OIEG expects to use the net proceeds from the OIEG Offering, together with net proceeds received from the OBGC Offering, after giving effect to the use of net proceeds from the OBGC Offering to fund the 2023 Notes Tender Offer, if any, and cash on hand, to purchase any and all of OIEG’s €725 million aggregate principal amount (approximately $790 million based on the March 31, 2023 exchange rate of €1.00 = $1.09) of outstanding 3.125% Senior Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “Tender Offer Notes”) pursuant to the 2024 Notes Tender Offer. Any net proceeds received from the OIEG Offering not used to fund the 2024 Notes Tender Offer may be used for general corporate purposes or to fund one or more tender offers, satisfaction and discharges and/or redemptions or open market repurchases for one or more series of outstanding senior notes of OBGC and/or OIEG. In addition, OIEG intends to allocate an amount equal to the net proceeds received from the OIEG Offering to finance and/or refinance new and/or existing eligible green projects.

The Euro Notes and the guarantees have not been registered under the Securities Act or applicable state securities laws, and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Unless so registered, the Euro Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the Euro Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

Commencement of Tender Offers

On May 11, 2023 the Company issued a press release (the “Tender Offer Press Release”) announcing the commencement by (i) OBGC of a tender offer to purchase for cash any and all of its outstanding 2023 Notes (the “2023 Notes Tender Offer”) and (ii) OIEG of a tender offer to purchase for cash any and all of its outstanding 2024 Notes (the “2024 Notes Tender Offer,” and together with the 2023 Notes Tender Offer, the “Tender Offers”). A copy of the Tender Offer Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 is for informational purposes only and shall not constitute a notice of tender offer or redemption for the Tender Offer Notes or an offer to sell or the solicitation of an offer to buy the 2023 Notes, the 2024 Notes, the Notes or the guarantees, nor shall there be any sale of the Notes and the guarantees in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act and such information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, and weather, (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine and disruptions in supply of raw materials caused by transportation delays), (3) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (4) competitive pressures, consumer preferences for alternative forms of packaging or consolidation among competitors and customers, (5) the Company’s ability to improve its glass melting technology, known as the MAGMA program, and implement it within the timeframe expected, (6) unanticipated operational disruptions, including higher capital spending, (7) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (8) the Company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the Company’s operating efficiency and working capital management, and achieving cost savings, (9) the Company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (10) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (11) the Company’s ability to achieve its strategic plan, (12) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (13) the ability of the Company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (14) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt on favorable terms, (15) foreign currency fluctuations relative to the U.S. dollar, (16) changes in tax laws or U.S. trade policies, (17) risks related to recycling and recycled content laws and regulations, (18) risks related to climate-change and air emissions, including related laws or regulations and increased environmental, social and governance (“ESG”) scrutiny and changing expectations from stakeholders and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current Report on Form 8-K are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results, or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results or operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this Current Report on Form 8-K.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
No.	Description
99.1	Notes Press Release, dated May 11, 2023
99.2	Tender Offer Press Release, dated May 11, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O-I GLASS, INC.

Date: May 11, 2023	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Senior Vice President and Chief Financial Officer